Exhibit 10.46

ADDENDUM
TO
LEASE AND AGREEMENT-SPRING 1995
(LOWER LOTS)

This Addendum to Lease Agreement-Spring 1995 Lower Lots hereinafter (“Addendum”) is made this 4th day of April, 1996 between the Andrianakos Limited Liability Company, a Colorado limited liability company, the Lessor, and Anchor Coin, Inc., d/b/a Colorado Central Station Casino, Inc., the Lessee.

WHEREAS, the parties hereto are also parties to that certain Lease and Agreement-Spring 1995 (Lower Lots) dated
August 15, 1995, recorded at Book 590, Page 086, Gilpin County Clerk and Recorder’s office hereinafter (“Lease”); and,

WHEREAS, the parties wish to modify certain terms of the Lease concerning specific portions of the property hereinafter described and the parties further wish to add additional property to the leasehold of the Lessee as more thoroughly described hereinafter.

NOW THEREFORE, be it agreed as follows:

1.	Property Identification.

The following described properties are the subject of this Addendum.

1.1.

Balance Lot 1. Block 50. The Lease included the Easterly 20 feet of Lot 1, Block 50, City of Black Hawk. The remaining portion of Lot 1, Block 50 was not part of the Lease because of a competing claim of ownership made by other parties at the time of the execution .of the Lease. Lessor has now resolved those completing claims. Lessor owns and has marketable title to all of Lot 1, Block 50. Accordingly, the balance of Lot 1, Block 50 not leased to Lessee under the Lease (hereinafter “Balance Lot 1, Block 50”) which is more thoroughly described in Exhibit A attached hereto, is the subject of this Addendum.

1.2.

Gabriel Spalti Portion. Lessee pursuant to certain leases executed in 1993 and 1994 purported to lease to Lessor a portion of the Gabriel Spalti Tract Mining Claim, (hereinafter “Gabriel Spalti Portion”) which the property is more thorough described in Exhibit A attached hereto. Additionally, Subparagraph B-5. 7) of the Lease referenced that the Gabriel Spalti Portion might be a part of the property addressed in the Lease. Nevertheless, it was later determined the Lessor did not have title to the Gabriel Spalti Portion. Lessor did make a payment of $50,000.00 to the then owner of the Gabriel Spalti Portion. Subsequently, Lessee recently obtained title to the Gabriel Spalti Portion and such property is addressed in this Addendum.

1.3.

Lot 15, Block 49. Lessor may have recently acquired Lot 15, Block 49, City of Black Hawk hereinafter (“Lot 15, Block 49”), which is more thoroughly described in Exhibit A attached hereto. To the extent that it exists Lot 15, Block 49 is West of and immediately adjacent to Balance Lot 1, Block 50. This property is also the subject of this Addendum.

2.	Disclaimer and Quit Claim

Lessor disclaims, in favor of Lessee any and all interest in the Gabriel Spalti Portion. Lessor has remised, released, sold, conveyed and Quit Claimed, and by these presents does remise, release, sell, convey and Quit Claim unto Lessee, it successors and assigns forever, all right, title, interest, claim and demand which the Lessor has in and to the Gabriel Spalti Portion, together with improvements, if any, situate, lying and being in the County of Gilpin, State of Colorado as described in Exhibit A. By its signature hereto Lessor acknowledges Lessee as owner to have and to hold the Gabriel Spalti Portion together with all and singular the appurtenances and privileges thereunto belonging, or in anywise thereunto appertaining, and all the estate, right, title, interest and claim whatsoever, of the Lessor, either in law or equity, to the only proper use, benefit and behoof of the Lessee, its successors and assigns forever.

3.	Lease of Balance Lot 1, Block 50.

The Lease at paragraph B-5 gave the Lessee the option to add the Balance Lot 1, Block 50 to its leasehold provided the Lessor obtained marketable title thereto within one year of the date of the execution of the Lease. The Lessor has obtained such marketable title. Accordingly, the parties agree to add Balance of Lot 1, Block 50 to the leasehold estate conveyed to the Lessee under the Lease. The parties further agree Balance Lot 1, Block 50 contains approximately 2,765 square feet and that per the Lease the base rent to be paid, exclusive of any rental rate indexing, will increase to $104,500.00 per month.

4.	Addition of Lot 15, Block 49.

To the extent that it exists, and to the extent Lessor has title thereto, Lot 15, Block 49 is added to the leasehold estate conveyed to the Lessee under the Lease. The parties further agree there shall be no change in the rental rate to the Lease as a result of this addition.

5.	Adequate Consideration.

The parties hereto each agree and acknowledge their mutual promises and covenants as herein set forth are adequate and sufficient consideration for the execution of this Addendum.

6.	Lease Provisions Remain.

Except as specifically modified in this Addendum, all other terms, conditions covenants and promises of the Lease remain in full force and effect, and will further control the operation and interpretation of both the Lease and this Addendum.

7.	Term, Renewal and Cancellations.

The term, renewal and cancellation provisions of the Lease apply to the property added by this Addendum to the leasehold estate conveyed to the Lessee under this Lease.

8.	Warranty and Title.

8.1

Marketable Title.      Lessor warrants and represents that it has unencumbered marketable title to Balance Lot 1, Block 50 which property is added to the leasehold estate of the Lessee except the following: A) the encumbrances listed in subparagraph B-5. 1) of the Lease relating to Lessor’s loan from the Bank of Cherry Creek; and, B) Deed of Trust recorded in Gilpin County, Book 586, Page 168 (“Deed of Trust”) in favor of Thomas W. Woodall and Sandra R. Woodall (“Woodalls”); however, as set forth in that certain Settlement Agreement dated August 18, 1995 between Lessor and Woodalls which Settlement Agreement is attached to and made part of that certain Stipulated Motion to Dismiss in District Court, Gilpin County, Case No. 94-CV-86, and in the Deed of Trust itself, Lessor further warrants the Woodalls’ Deed of Trust is subordinate to the Lease and this Addendum. Lessor acknowledges its agreements in the Lease not to request or obtain any further advances from the Bank of Cherry Creek secured by the property which is the subject of the Lease and not to use the property which is the subject of the Lease for any collateral or security purposes if said use would interfere, encumber or purport to be superior to Lessee’s use and enjoyment of the leasehold also applies to all of the property which is the subject of this Addendum. Lessor further acknowledges Lessee’s option right to cure any default of Lessor concerning the aforementioned obligations, and right to set off the costs of any such cure, also apply fully to the property which is the subject of this Addendum.

8.2

Title Insurance Policies.      Lessor agrees that it will provide to Lessee, at Lessor’s sole cost, within 30 days of the execution of this Addendum a title insurance policy evincing said marketable title to the Balance Lot 1, Block 50.

LESSEE			LESSOR

ANCHOR COIN, INC., D/B/A COLORADO CENTRAL STATION CASINO, INC.			ANDRIANAKOS LIMITED LIABILITY COMPANY

By:	/s/ Stanley E. Fulton		By:	/s/ Ioannis Andrianakos
Stanley E. Fulton,			Ioannis Andrianakos,
Chief Executive Officer			Managing Member

STATE OF COLORADO		)
) ss.
COUNTY OF	Denver	)

The foregoing instrument was acknowledged before me this 3rd day of April, 1996, by Ioannis Andrianakos, Managing Member on behalf of the Andrianakos Limited Liability Company, Lessor.

Witness my hand and official seal.

/s/ [ILLEGIBLE]
Notary Public

My commission expires:	September 7, 1999

(SEAL)

STATE OF NEVADA	)
) ss.
COUNTY OF CLARK	)

The foregoing instrument was acknowledged before me this 4th day of April 1996, by Stanley E. Fulton, Chief Executive Officer, on behalf of Anchor Coin, Inc., d/b/a Colorado Central Station Casino, Inc., Lessee.

Witness my hand and official seal.

/s/ SUSAN A. DELZER
Notary Public

My commission expires:	January 17, 1997	SUSAN A. DELZER
Notary Public - State of Nevada
Appointment Recorded In Clark County
My Appointment Expires [ILLEGIBLE]
(SEAL)